SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                   FORM 8-K


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                   THE SECURITIES AND EXCHANGE ACT OF 1934


     Date of Report (Date of Earliest Event Reported):  October 15, 1996


                          AMERICA SERVICE GROUP INC.
            (Exact Name of Registrant as Specified in its Charter)


                                   DELAWARE
                (State or Other Jurisdiction of Incorporation)



          0-19673                             51-0332317
   (Commission File No.)                   (I.R.S. Employer
                                          Identification No.)

           Two Penns Way, New Castle, Delaware  19720
            (Address of Principal Executive Offices)




                         (302) 322-8200
      (Registrant's Telephone Number, Including Area Code)


Item 5.  Other Events
--------------------


On October 15, 1996, the Registrant issued the following press release:


               AMERICA SERVICE GROUP ANNOUNCES CONTRACT CHANGES

NEW CASTLE, DE (October 15, 1996) -- America Service Group Inc. (NASDAQ: ASGR) has just been advised by the Georgia Department of Corrections that the Department intends to begin a new intergovernmental partnership with the Medical College of Georgia effective July 1, 1997 for the provision of medical services to the state's inmate population. Until such time, Prison Health Services, Inc., an America Service Group subsidiary, will continue to provide these services under the terms of its current agreement which will expire June 30, 1997. Prison Health Services provides healthcare to approximately 35,000 inmates in over 50 facilities throughout the state.


America Service Group is a leading national provider of correctional healthcare services in the United States. America Service Group contracts with state, country and local government agencies to provide a wide range of on-site healthcare programs as well as off-site hospitalization and specialty outpatient care. Its 36 contracts cover more than 80,000 inmates in 150 facilities located in more than 14 states. America Service Group also provides mail order pharmaceuticals, medical supplies and institutional pharmacy services to its contract sites and private sector customers. The Company employs over 3,000 medical professional and support staff nationally.



                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICA SERVICE GROUP INC.



/s/ SCOTT L. MERCY
------------------------------------
By:  Scott L. Mercy
     President and Chief Executive
     Officer

Dated:    October 21, 1996




/s/MARGARET O. HARRISON
------------------------------------
By:  Margaret O. Harrison
     Senior Vice President and
     Chief Financial Officer

Dated:    October 21, 1996